CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form N-4 of The Variable Annuity Fund I of Southwestern Life, of our reports dated April 27, 2006 and May 31, 2006 relating to the statutory-basis financial statements of Valley Forge Life Insurance Company and Southwestern Life Insurance Company, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
December 28, 2006




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Registration Statement on Form N-4 of our report dated August 24, 2006, relating to the financial statements and financial highlights of Variable Annuity Fund I of Southwestern Life, which appear in such Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

New York, New York
December 28, 2006